FORM-8-K





                            CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act Of 1934



                        Date of Report: September 11,1997



                             CREATIVE BAKERIES, INC.
              (Exact name of reistrant as specified by its charter)



    NEW YORK                       1-13984              13-3832215
(State or other jurisdic-      (Commission File        (IRS Employer
 tion of incorporation)               Number)           Identification
                                                               Number)


                        222 New Road,Parsippany, NJ 07054
                    (Address of principal executive offices)


     Registrant's Telephone Number:201-808-8248


  Former name: William Greenberg Jr. Desserts and Cafes, Inc.







Item 5.  Other Events

On September 1, 1997 Creative Bakeries, Inc. acquired 100% of the stock of Chatterly Elegant Desserts, Inc. Creative Bakeries, Inc. Issued 1,300,000 shares of $.001 par value common stock in exchange for the 200 shares of stock owned by Yona Abrahami to be treated as a pooling of interest. The Creative shares issued are unregistered.


Attention is directed to the requiremnets in Item 7 of the form with respect to the filing of (i) finanical statements for the business acquired, (ii) pro forma finanical information, and (iii) copies of the plan of acquisition as exhibits to the report.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned herunto duly authorized.


September 11,1997                            By:_____/s/Philip Grabow
                                                        Philip Grabow
                                                        Chief Executive Officer